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                                                              EXHIBIT 10.8

                              COMMERCIAL LEASE AGREEMENT

          Intending to be legally bound, this Agreement made the 22 day of July, 1998, by and between RB ASSOCIATES, a Pennsylvania Partnership, of Two Courtney Place, Suite 140, 3864 Courtney Street, Bethlehem, Pennsylvania 18017 (hereinafter called "LANDLORD") with YOU TOOLS CORPORATION, D/B/A FASTNET a Corporation with offices at Two Courtney Place, Suite 130, 3864 Courtney Street, Bethlehem, Pennsylvania 18017 (hereinafter called "TENANT").

          1. TERM, MINIMUM RENTAL. It is expected that the Improvements provided in paragraph 32 of this Lease will take no more than six (6) weeks to complete. Landlord will make every reasonable effort to complete the Improvements within this six (6) week time period. If there are necessary delays beyond the control of Landlord so that additional time is required to complete the Improvements (such as a contractor not finishing its work within this six (6) week time period), then Landlord shall exercise all possible reasonable diligence so as to complete the Improvements as soon as possible. Rent nor the term of this Agreement shall commence until all Improvements are completed to the reasonable satisfaction of Landlord and Tenant or Tenant occupies the space and commences business operations pursuant to this paragraph 1 of this Lease.

          Landlord hereby demises and lets unto Tenant all that certain office space comprised of approximately 11,055 square feet on the first floor of the building known as Courtney II, Suite 130, 3864 Courtney Street, Bethlehem, Pennsylvania 18017 to be used and occupied only as lawful and proper office, computer center and warehousing space for Tenant's business for the term of seven (7) years to commence at the conclusion of the construction of the Improvements and terminating on the thirty-first (31st) day of August, 2005 as follows:

          (A) Tenant shall pay rent on the basis of [*] Dollars per square foot for a base rent for the first year of occupancy payable in equal monthly payments of [*] Dollars with the first rent payable on execution of this lease, for the month beginning at the conclusion of the construction of the Improvements with the first month's rent prorated based on Tenant's occupancy date and monthly thereafter on the first (1st) day of each month until August 31, 1999; and

        (B) Tenant's second year of occupancy shall commence at the rate of [*] Dollars per square foot for a base rent for the second year of occupancy in the amount of [*] Dollars payable in twelve (12) equal monthly payments of [*] Dollars with the first rent of the second year of the term commencing and payable on September 1, 1999; and

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

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          (C) Tenant's third year of occupancy shall commence at the rate of
[*] Dollars per square foot for a base rent for the third year of occupancy in the amount of [*] Dollars payable in twelve (12) equal monthly payments of [*] Dollars with the first rent of the third year of the term commencing and payable on September 1, 2000; and

          (D) Tenant's fourth year of occupancy shall commence at the rate of [*] Dollars per square foot for a base rent for the fourth year of occupancy in the amount of [*] Dollars payable in twelve (12) equal monthly payments of [*] Dollars with the first rent of the fourth year of the term commencing and payable on September 1, 2001; and

          (E) Tenant's fifth year of occupancy shall commence at the rate of [*] Dollars per square foot for a base rent for the fifth year of occupancy in the amount of [*] Dollars payable in twelve (12) equal monthly payments of [*] Dollars with the first rent of the fifth year of the term commencing and payable on September 1, 2002; and

          (F) The base rent for the Tenant's sixth and seventh years of occupancy shall be the same as the base rent for the Tenant's fifth year of occupancy.

All rental payments shall be payable at the offices of Landlord as specified in this Lease, or as may be designated in writing by the Landlord. The rent for the first month of this Lease shall be tendered upon the signing of this Lease. Tenant is also responsible for any other obligation that is expressly provided for under this Lease.

          2. LICENSES, PERMITS, ETC. Tenant shall be solely responsible for obtaining all licenses or permits, which may be required by any governmental agency or authority in order for Tenant to lawfully conduct its business, which Tenant shall obtain at its sole cost and expense; however, Landlord shall obtain any and all Certificates of Occupancy required by the Municipality for Tenant to occupy the demised Premises. Landlord will cooperate with Tenant in obtaining these approvals. Landlord has no knowledge of any conditions relating to the leased space which would prevent Tenant from obtaining any and all required approvals for its business.

          3. INABILITY TO GIVE POSSESSION. If Landlord is unable to give Tenant possession of the demised premises as herein provided, by reason of the holding over of a previous occupant or by any other necessary cause beyond the reasonable control of Landlord, Landlord shall not be liable in damages to Tenant therefor, and during the period that Landlord is unable to give possession, all rights and remedies of both parties hereunder shall be suspended, and Tenant shall not be liable to Landlord under this Lease for the period of time that Landlord is unable to give such possession. Tenant may terminate this Lease at its sole option if possession

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

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is delayed beyond September 30, 1998 to causes beyond the reasonable control of the Landlord which are not the responsibility of the Tenant. With regard to possession by Tenant and all obligations of Landlord and Tenant hereunder, time shall be of the essence. Landlord has no knowledge of any facts or conditions other than construction of the Improvements as provided in this Lease which would prevent Landlord from giving possession as set forth in this Lease.

          4. AFFIRMATIVE COVENANTS OF TENANT. Tenant covenants and agrees that it will without demand:

          (A) Pay the rent and all other charges herein reserved as rent on the days and times that the same are made payable without fail, and without setoff, deduction or counter-claim. Tenant shall pay a late charge at the rate of five (5%) percent on each dollar of rent, or any other sum collectible as rent under this lease, not paid within fifteen (15) days after the same is due. If Landlord shall at any time or times accept said rent or rent charges after the same shall have become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as a waiver of any of the Landlord's rights. Tenant agrees that any charge or payment herein reserved, included or agreed to be treated or collected as rent may be proceeded for and recovered by landlord in the same manner as rent due and in arrears.

          (B) Comply with all requirements of any of the constituted public authorities, and with the terms of any State or Federal statute or local ordinance or regulation applicable to Tenant on its use of the demised premises, and save Landlord harmless from all penalties, fines, costs or damages resulting from Tenant's failure to do so.

          (C) Comply with the reasonable rules and regulations from time to time made and uniformly enforced by Landlord for the safety, care, upkeep and cleanliness of the demised premises and the building and appurtenances of which it is a part. Tenant agrees that such rules and regulations shall, when written notice thereof is given to Tenant, form a part of this lease.

          (D) Keep the demised premises in good order and condition, ordinary wear and tear excepted and damage by accidental fire or other casualty, alone excepted, and upon termination of this lease to deliver up to Landlord the demised premises in the same condition as Tenant has herein agreed to keep them.

          (E) Give to Landlord prompt written notice of any accident, fire or damage occurring on or to the demised premises within twenty-four (24) hours of occurrence thereof or when Tenant reasonably learns of same.

          (F) Peaceably deliver up and surrender possession of the demised premises to Landlord at the expiration or sooner termination of this lease and promptly deliver to Landlord at its office all keys for the demised premises.

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          (G) Park its cars and cause its employees to park their cars only in those portions of the parking area as may be designated for that purpose by Landlord.

          5. OCCUPANCY AND ASSIGNMENT. Tenant shall not occupy or permit to be occupied the demised premises or any part thereof, other than as hereinbefore specified, nor shall Tenant assign, mortgage or pledge this lease, or underlet or sublet the demised premises, or any part thereof, without the written consent of the Landlord, provided, however, that Landlord's consent shall not be unreasonably withheld for Tenant to sublet to a similar use tenant, providing such subtenant and/or assignee shall be financially responsible as determined according to the reasonable satisfaction of the Landlord, regardless of to whom it may be that Tenant desires to assign this Lease and even if that assignee may be the Tenant's subsidiary, parent company or related entity. It is specifically agreed, however, that Tenant may freely assign this Lease to any subsidiary, parent company or related entity providing the remaining provisions of this paragraph are adhered to. In any event, Tenant shall remain obligated for performance of all of the terms and conditions of this Lease regardless of to whom this Lease is assigned or whomever becomes a subtenant or sublessee.

          6. NEGATIVE COVENANTS OF TENANT. Tenant covenants and agrees that it will do none of the following without the consent of the Landlord:

          (A) Place or allow to be placed upon the demised premises or on the inside or outside of the building of which the demised premises are a part any sign, projection or devise. In case of the breach of this covenant (in addition to all other remedies given to Landlord hereunder) Landlord shall have the right of removing such sign, projection or device and restoring the premises to their former condition and Tenant shall be liable to Landlord for any and all expenses including costs and reasonable attorney's fees so incurred by Landlord which at the option of Landlord may be recovered in the same manner as rent.

          (B) Make any alterations, improvements, or additions to the demised premises without the Landlord's consent, which will not be unreasonably withheld. Specifically, Landlord understands that there will be additions to the demised premises upon Tenant's occupancy, but wants to know what these will be as they are being made. Any and all alterations, improvements, additions or fixtures installed before or during the term of this Lease, shall become and remain the property of the Landlord if they become fixtures.

          (C) Use, operate or maintain any machinery, equipment or fixture that, in Landlord's reasonable opinion, is harmful to the building and appurtenances of which the demised premises is a part or is unreasonably disturbing to the other tenants occupying any other part thereof excepting that equipment necessary for Tenant's normal business; however, in no event shall Tenant's activities cause noxious fumes or unreasonable interference with adjoining tenants. Similarly, Landlord covenants that to the extent Landlord is able to do so, Landlord shall not allow any other tenants to interfere with Tenant's business activities within the space leased pursuant to this Commercial Lease Agreement.

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          (D) Place any weights in any portion of the demised premises beyond the safe carrying capacity of the building of which the demised premises is a part.

          (E) Tenant agrees not to do anything that causes the Landlord's fire or other insurance on the demised premises or on the building of which the demised premises is a part, to become void or suspended or to be rated as a more hazardous risk than at the date of the execution of this Lease so that the cost of this insurance to the Landlord increases. In case of a breach of this covenant (in addition to all other remedies herein given to Landlord) Tenant agrees to pay Landlord as additional rent any and all increase or increases of premiums on insurance reasonably carried by Landlord on the demised premises, or on the building and appurtenant land of which the demised premises may be a part, caused in any way by the occupancy of Tenant.

          (F) Remove or attempt to remove Tenant's or Sublessee's goods or property from or out of the demised premises otherwise than in the ordinary and usual course of business, or to sublease without having first paid and satisfied Landlord for all rent, costs and attorney's fees which may become due during the entire term of this lease.

          (G) The Tenant shall not permit the demised premises to be used or occupied in a congested manner. The number of people that shall use or occupy the demised premises shall be reasonable for the size of the demised premises taking into consideration the safety of the occupants, the burden that an unreasonable number of occupants will place upon the electricity, heating and air conditioning equipment, the congestion that would result in the common facilities of said building and its appurtenances such as hallways, washrooms, parking lot, etc. "Reasonable" herein shall be defined by reference to applicable Zoning, Building Code and Safety Rules and Regulations. If the demised premises are being used or occupied by more people than approved at Lease start, based on approved floor plan, Tenant agrees to reduce the number thereof upon written demand of Landlord to the number that is determined to be reasonable for the demised premises.

          7. LANDLORD'S RIGHT TO ENTER. Provided Landlord has given Tenant twelve (12) hours advance written notice, Tenant shall permit Landlord, Landlord's agents, cleaners, or employees or any other person or persons authorized by Landlord, to inspect the demised premises during normal business hours with prior notice and to enter the demised premises for the purposes of cleaning and if Landlord shall so elect, for making reasonable alterations, improvements or repairs to the building of which the demised premises are a part, or for any reasonable purpose in connection with the operation and maintenance of the building, except in case of emergency, the Landlord may enter at any time. In any inspection hereunder, Landlord will take all reasonable steps and measures possible so as not to interfere with Tenant's business operation.

          8. RELEASE OF LANDLORD. If there is any injury, loss, or damage to any person or property in the demised premises which results from the Tenant's negligence or any act of any guest or business invitee of the Tenant, except for gross negligence occasioned by the Landlord, Tenant shall be responsible for, shall indemnify and hold harmless and hereby

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relieves Landlord from, any and all liability by reason of any injury, loss, damage to any person or property in the demised premises, whether the same be due to fire, breakage, leakage, water flow, gas, use, misuse, or defects therein, or condition anywhere in the demised premises, failure of water supply or light or power or electricity, wind, lightning, storm, or any other cause whatsoever, whether the loss, injury or damage be to the person or property of Tenant or any other persons.

          9.   FIRE OR OTHER CASUALTY.

          (A) If during the term of this lease or any renewal or extension thereof, the demised premises of the building of which the demised premises is a part is totally destroyed or is so damaged by fire or other casualty not occurring through the fault or negligence of Tenant or those employed by or acting for Tenant (whether or not the demised premises are damaged) that the same cannot be repaired or restored within one hundred twenty (120) regular working days from the date of the happening of such damage, or if such damage or casualty is not included in the risks covered by Landlord's fire insurance with the usual extended coverage, then this lease shall absolutely cease and terminate and the rent shall abate for the balance of the term. In such case, Tenant shall pay the rent apportioned to the date of damage and Landlord may enter upon and repossess the demised premises without further notice and with the right to break in and take possession.

          (B) If the damage caused as above can be repaired or restored within one hundred and twenty (120) regular working days and said damage and the cost of repairs and restoration are fully covered by the Landlord's insurance, Landlord may exercise the following option:

               (1) Landlord shall have the option to restore the premises for that purpose and the rent shall be apportioned during the time Landlord is in possession, taking into account the proportion of the demised premises rendered untenantable and the duration of Landlord's possession; if a dispute arises as to the amount of rent due under this clause, Tenant agrees to pay the full amount claimed by Landlord and Tenant shall have the right to proceed by law to determine the proper payment.

          (C) If the damage caused as above is only slight, Landlord shall repair whatever portion, if any, of the demised premises that may have been damaged by fire or other casualty insured as aforesaid, and the rent accrued or accruing shall not be apportioned or suspended, unless the Tenant's business is interrupted, in which event the rent shall be apportioned or suspended as appropriate.

          (D) If said damage by fire or other casualty was caused by the action or negligence of Tenant or his agent, employees or invitees, Tenant shall not be entitled to any abatement or apportionment of the rent.

          (E) Tenant, at its own cost and expense covering Tenant's space only and their equipment, shall obtain during the term of this lease, and any renewals thereof, fire, vandalism,

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and comprehensive liability insurance in an amount not less than One Million
Dollars ($1,000,000.00). Tenant shall also obtain appropriate business interruption insurance to cover a situation whereby Tenant is unable to conduct its business in the premises, or any part thereof, by reason of loss or damage due to fire or other casualty, whether insured or uninsured. Landlord shall have the night to request in writing that Tenant provide Landlord with proof of insurance within five (5) days of said request. Failure to provide proof upon request may be deemed a default under the terms of this lease.

          10. SERVICES. The following services and facilities shall be supplied by Landlord to Tenant in connection with Tenant's use of the demised premise, in common with other tenants of the building of which the demised premises are a part:

          (A) Standard heat and air conditioning equipment and facilities (per Floor Plan Addendum).

          (B) Landlord shall supply the demised premises with electric service for heat, air conditioning, lighting and power to operate business machines and equipment. Landlord shall furnish and install a meter for measuring Tenant's electric usage and Tenant shall pay utility company direct for such usage. Landlord shall, at its expense, repair and maintain standard building equipment used to furnish power to the demised premises which shall be reimbursed according to the Operating Expense Addendum attached hereto.

          (C) Providing Landlord is not grossly negligent, Landlord shall have no responsibility or liability to Tenant, nor shall there be any abatement in the said rent for any failure to supply any of said services and facilities that Landlord has agreed to supply hereunder during such period as the services and facilities are out of order, undergoing repair or if prevented by labor disorders, strikes, accidents or other causes beyond Landlord's control. If Landlord deems it advisable or convenient to interrupt any of said services in order to make repairs, alterations or improvements with the agreement of Tenant except in case of emergency which is not in Landlord's control or because of labor disturbances, strikes, accidents or causes beyond Landlord's control, Landlord may do so for the period necessary and required and if so there shall not be any abatement in rent or other liability to Tenant.

          11. REPAIRS. Except for damage or fire occurring independent of Tenant and not due to Tenant's negligence or cause, Tenant will pay for all repairs within the space necessary to return the premises to its original condition as leased, ordinary wear and tear accepted. Tenant shall also remove all dirt, rubbish, waste and refuse from the demised premises and all its property therefrom, to the end that Landlord may again have and repossess the demised premises not later than midnight on the day upon which this lease or any renewal thereof or extension ends. Tenant shall not knowingly do or commit or suffer or cause to be done or committed upon the demised premises any act or thing contrary to the laws, rules, regulations or ordinances prescribed from time to time by Landlord for the safety, care, upkeep, maintenance and cleanliness of the demised premises.

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          12. ADDITIONAL RENT. Tenant shall pay as rent in addition to the base rental herein reserved any and all sums which may become due by reason of the failure of Tenant to comply with any and all covenants of this lease and to pay any and all damages, costs and expenses, including, but not limited to, reasonable attorney's fees which Landlord may suffer or incur by reason of any default or failure on Tenant's part to comply with any and all the covenants of this lease.

          13. LANDLORD'S REMEDIES. If Tenant, after written notice and further time period for opportunity to cure as provided in paragraph 20 below:

          (A) Does not pay in full when due any and all installments of rent and/or any other charges or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charges, expenses, or costs herein agreed to be paid by the Tenant; or

          (B) Violates or fails to perform or otherwise breaks any covenant or agreement herein contained; or

          (C) Vacates the demised premises or removes or attempts to remove or manifests any intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied Landlord in full for all rent and other charges, expenses and reasonable costs and reasonable attorney's fees then due or that may thereafter become due until the expiration of the term, above mentioned; or

          (D) Makes an assignment for the benefit of creditors; or whenever Tenant seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties; or whenever a permanent or temporary receiver of Tenant for substantially all of the assets of Tenant shall be appointed; or an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor.

               (1) In addition to any rent and other charges already due and payable, the rent for the entire unexpired balance of the term of this lease, as well as all other charges, costs, expenses and attorney's fees herein to be paid by Tenant or at the option of Landlord or anyone acting on Landlord's behalf at Landlord's option, or any part thereof, shall be taken to be due and payable and in arrears, as if by the terms of this lease said rent, charges, costs and expenses were on that day due and payable; and/or

               (2) Landlord, or anyone acting on Landlord's behalf may, without written notice or demand, enter the demised premises and:

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                     (a)   may remove from the demised premises all goods and
chattels found therein to any other place or location as Landlord may desire and any costs incurred for said removal and any charges made for storage of said goods and chattels at the location to which they are removed Tenant agrees to pay; or

                     (b) take immediate possession and may lease the demised premises or any part to such person, company, firm or corporation as may in Landlord's sole discretion seem best and Tenant shall be liable for any loss of rent for the then current term.

               The Tenant hereby releases and discharges Landlord, and its agent, from all claims, actions, suits, damages and penalties, for or by reason or on account of any entry, distraint, levy, appraisement, removal of said goods and chattels of sale after Tenant has been given notice to cure any default pursuant to Section Twenty (20) of this Lease.

          14. RIGHT OF ASSIGNEE OF LANDLORD. Should the Landlord assign its interest in this Lease to another person or entity, then the right to enforce all of the lawful provisions of this lease may be exercised by any assignee of the Landlord's right, title and interest in this lease in its, his, her or their own name, and Tenant hereby expressly waives the requirements of any and all laws regulating the manner and/or form in which such lawful assignments shall be executed and witnessed.

          15. REMEDIES CUMULATIVE. All of the remedies hereinbefore given to Landlord and all rights and remedies given to Landlord by law and equity shall be cumulative and concurrent. No determination of this lease or the taking or recovering of the premises shall deprive Landlord of any of its remedies or actions against Tenant for any and all sums due at the time or which, under the terms hereof, would in the future become due, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

          16. ATTORNMENT AND NON-DISTURBANCE. In the event of the sale or assignment of Landlord's interest in the building of which the demised premises is a part or in the event of exercise of the power of sale under any mortgage made by Landlord covering the building of which the demised premises is a part, Tenant shall attorn to the purchaser and recognize such purchaser as Landlord under this lease, providing the purchaser agrees to a customary and usual non-disturbance provision.

          17. SUBORDINATION, ETC. At the option of Landlord or Landlord's permanent lender, or both of them, this lease and the Tenant's interest hereunder shall be subject and subordinate at all times to any mortgage or mortgages, deed or deeds of trust, or such other security instrument on instruments, including all renewals, extension, consolidations, assignments and refinances of the same, as well as all advances made upon the security thereof, which now or hereafter become liens upon the Landlord's fee and/or leasehold interest in the demised premises, and/or any and all of the buildings now or hereafter erected or to be erected and/or any and all of the land comprising the office building, provided, however, that in each

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such case, the holder of such other security, the trustee of such deed of trust or holder of such other security instrument shall agree that this lease shall not be divested or in any way affected by foreclosure or other default proceedings under said mortgage, deed of trust, or other instrument or other obligations secured thereby, so long as the Tenant shall not be in default under the terms of this lease; and Tenant agrees that this lease shall remain in full force and effect notwithstanding any such default proceedings. Landlord agrees that a customary and reasonable non-disturbance clause reasonably acceptable to Tenant and in recordable form shall be included in any and all written subordination agreements that the Tenant may be requested to sign for the purpose of any mortgage holder.

          18. EXECUTION OF DOCUMENTS. The above subordination shall be self executing, but Tenant agrees upon demand to execute such other document or documents as may be required by a mortgagee, trustee under any deed of trust, or holder of a similar security interest, or any party to the types of documents enumerated herein for the purpose of subordinating this lease in accordance with the foregoing, provided such subordination contains a non-disturbance clause reasonably acceptable to Tenant. Upon the expiration of ten (10) days after a formal written notice, Tenant shall be deemed to have appointed Landlord and Landlord may execute and deliver the required document for and on behalf of Tenant.

          19. ESTOPPEL AGREEMENTS. Provided Landlord is not in breach of the provisions of this Lease, Tenant shall execute an estoppel agreement in favor of any mortgagee or purchaser of Landlord's interest herein, if requested to do so by any mortgagee. Such estoppel agreement shall be in the form requested by such mortgagee or purchaser and reasonably acceptable to Tenant.

          20. NOTICE OF OPPORTUNITY TO CURE. Notwithstanding any other provision of the lease to the contrary, the Landlord and the Tenant agree to send via U.S. Certified Mail, return receipt requested, to each other written notice of any violation of this Lease by either party. Should the violation of the Lease be one that can be cured by the payment of money, such as a failure to pay rent on a timely basis, then the party which is in default shall pay the amount due within ten days of the sending of the written notice to the party required to make the payment, and if such payment is not made within this time period, then the non-defaulting party shall have all of the rights and remedies as explained in this Lease and as provided by law. With regard to non-monetary defaults under the Lease, the same form of written notice shall be given to the defaulting party with an opportunity to cure the default as quickly as possible but no less than thirty (30) days. If the default cannot be cured despite all due diligence having been taken by the defaulting party, then the time to cure the default will be extended for a reasonable period of time providing the defaulting party is acting with all due diligence to cure the default; but, in any event, if the default is not cured within ninety (90) days, the non-defaulting party shall have all of the rights and remedies as explained in this Lease and as provided by law.

          21. ARBITRATION. Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof shall be subject to and decided by arbitration in accordance with the Arbitration Rules of

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the American Arbitration Association currently in effect through its
Philadelphia, Pennsylvania office unless the parties mutually agree otherwise. Any arbitration shall take place in Easton, Pennsylvania.

          (A) Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

          (B) No arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the Owner. Architect, and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

          (C) The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

          22. NO IMPLIED EVICTION. Notwithstanding any inference to the contrary herein contained, it is understood that the exercise by Landlord of any of its rights hereunder shall never be deemed an eviction (constructive or otherwise) of Tenant, or a disturbance of its use of the demised premises, and shall in no event render Landlord liable to Tenant or any other person, so long as such exercise of rights is in accordance with the foregoing terms and conditions.

          23. LITIGATION INVOLVING LANDLORD AND AGENT. In the event that Landlord or its Agent shall without fault on its part be made a party to any litigation commenced by or against Tenant, then, and to such extent Tenant shall indemnify and hold Landlord and Agent harmless from and against any liability arising therefrom.

          24. CONDEMNATION. If the whole of the premises shall be acquired or condemned by eminent domain, then the term of this Lease shall cease and terminate as of the date on which possession of the premises is required to be surrendered to the condemning authority. All rent shall be paid up to the date of termination. Tenant reserves unto itself, however, all rights to any awards that may be payable to Tenant under the terms of the Eminent Domain Code of Pennsylvania except for claims arising from natural causes such as sinkholes, acts of nature and/or acts of God for which Tenant waives any right to any such award or damages.

          25. NOTICES. All notices required to be given by either party to the other shall be in writing. All such notices shall be deemed to have been properly given if served personally or if sent by United States certified mail, postage prepaid, addressed to Landlord at Two Courtney Place, Suite 140, 3864 Courtney Street, Bethlehem, Pennsylvania 18017 and addressed to Tenant at the demised premises or to such other address which either party may hereafter designate in writing by notice given in a like manner.

          26. REAL ESTATE BROKERS. The Tenant and the Landlord represent to each other that there are no brokers involved in this transaction, except that the Markward Group, 1628 North 18th Street, Allentown, Pennsylvania, 18014, represents the Landlord. It is agreed that Tenant has no responsibility whatsoever for any payment to any broker related to this Lease, with the understanding that the Markward Group is the only broker involved in this Lease.

          27. BINDING EFFECT. All rights and liabilities herein given to, or imposed upon the respective parties hereto, shall extend to and bind the respective heirs, executors, administrators, successors and assigns of said parties.

          28. SEVERABLE TERMS. Each term, remedy, provision, condition, obligation and/or waiver contained in this lease, or any amendment or supplement hereto, is a separate and distinct covenant and, if any such term, remedy, provision, condition, obligation and/or waiver is declared unenforceable or unconstitutional, or invalid by any court of competent jurisdiction or by an act of congress or by any other governmental authority, such decision, statute, ordinance or regulation will not affect in any manner the enforceability or validity of any other term, remedy, provision, condition, obligation and/or waiver contained herein, and they will remain in full force and effect.

          29. ENVIRONMENTAL PROTECTION. Tenant represents that there will not be caused nor permitted the disposal or release of any hazardous substances in or on the premises being leased except as allowed by law or governmental authority. Further Tenant represents that neither it shall nor will they allow anyone else to do, anything affecting the premises that is in violation of any Environmental Law. "Hazardous Substances" are those substances defined as toxic or hazardous substances by Environmental law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde and radioactive materials. As used in this paragraph, Environmental Law means Federal laws and laws of the jurisdiction where the premises is located that relates to health, safety or environmental protection. To the extent that Tenant or anyone on its behalf, including but not limited to its officers, directors, employees, representatives, agents or business invitees, allows anyone of the things to be done which are not permitted as recited in this paragraph, Tenant, its directors, officers and shareholders, agree to fully indemnify Landlord, its successors and assigns, heirs and personal representatives, from any and all responsibility and liability to any person, property or in any other fashion pursuant to Environmental Law, rule or regulation. The provisions, representations and agreements in this paragraph shall survive the termination of this Lease. This paragraph shall survive the termination of this Lease especially as may be indicated as a result of an independent Phase I or Phase II study performed at Tenant's expense at the time of Tenant's vacation of premises. As of the date of execution of this Lease, Landlord represents that it has no knowledge of any violations or conditions which could be a violation of any state, federal or local environmental laws, rules or regulations.

          30. ENTIRE AGREEMENT. This lease and any riders or addendums that may be attached hereto set forth all the promises, agreements, conditions and understandings between Landlord or its agents and Tenant relative to the demised premises, and there are no promises agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

          31. QUIET ENJOYMENT. Landlord covenants and agrees that, upon Tenant's payment of rent, and its observance and performance of all of its obligations under this Lease, Tenant shall peaceably and quietly enjoy the property being leased to the Tenant pursuant to this Commercial Lease Agreement.

          32. IMPROVEMENTS. The space being leased shall be provided by Landlord as turn key fit out. Improvements to the space being leased shall be provided on building standard per floor plan attached as Floor Plan Addendum to this lease, as also outlined in the specs explained in 32 (A) below; all of these improvements shall be herein referred to as the "Improvements." Tenant shall be responsible for all telephone, data and electric as well as any other improvements above building standard. The total cost of the Improvements is agreed to be [*] Dollars. Landlord shall pay One Hundred Thousand and 00/100 ($100,000.00) Dollars of the cost of the Improvements and Tenant shall pay the remaining balance of [*] Dollars of the cost of the Improvements upon the signing of this lease. The following specs are included in the basic fit-out of the Improvements:

               (1) Rough and finish plumbing per attached spec sheet

               (2) Reuse standard cabinets, appliances supplied by Tenant

               (3) Industrial Carpeting (Cpt Tacoma) with vinyl base (VCT
                   Great 8)

               (4) Relocate existing HVAC Units Install new 5 ton unit (12-ton
                   a/c unit extra)

               (5) Drop existing sprinkler heads where required

               (6) Pressure wash warehouse area

               (7) Construction of all interior partitions, installation of doors, Insulation, and drop ceiling,

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

               (8) 24" drywall ceiling border in areas indicated

               (9) Painting and standard wall paper installation (wall paper not included)

              (10) Tenant shall accept full responsibility and pay for all electrical work

              (11) Detailed Spec Sheets are attached

              (12) All extras and change orders to the Improvements will be billed at cost plus 15% management fee

          (B) For any changes or extras not included in the Improvements, Tenant shall agree to pay fifty (50%) percent down at the time the Landlord approves any proposed change(s) or extra(s) by the Tenant, and the remaining balance shall be paid at the time the aforementioned proposed change(s) or extra(s) have been completed.

          33. OPTION TO RENEW. Tenant shall have one-five year option to renew under the same conditions as contained herein but with annual CPI Philadelphia Urban Wage Index increases over the last year of the original lease term for each year of this option period.

          34. SECURITY DEPOSIT. Tenant shall pay to Landlord a security deposit one (1) month's rent upon signing this lease which shall be returned within thirty (30) days after the end of the lease. This security deposit shall not be used as the last month's rent by Tenant and shall be held without interest by Landlord as security of damage to the leased premises and as security for any violation of the lease by Tenant.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound to the terms of this Lease, have caused this lease to be executed the day and year first above written.

WITNESS:                     RB ASSOCIATES, A PENNSYLVANIA PARTNERSHIP, LANDLORD

                             BY:  /s/  Richard Bartolacci
-------------------------       ----------------------------------
                             RICHARD BARTOLACCI, PARTNER

ATTEST:                      YOU TOOLS CORPORATION, D/B/A FASTNET,TENANT

BY:  /s/ Rafe Scheinblum     BY:   /s/ David Van Allen
   ---------------------         ----------------------------------
      SECRETARY              DAVID VAN ALLEN, PRESIDENT

 Addendum to Lease between You Tools Corporation d/b/a FastNet and RB Associates for space known as Suite 130, 3894 Courtney Street, Bethlehem, PA.

FIRST RIGHT OF REFUSAL

During the term of this Lease, should Landlord receive a bona fide offer to lease any available space contiguous to Tenant's space which Landlord is willing to accept, Tenant shall have a first right of refusal to lease said space under the same terms and conditions. Upon receiving said offer to lease said space, Landlord shall forward to Tenant of copy of the offer and Tenant shall have five
(5) business days from receipt of said offer to exercise its first right of refusal to lease said space under the terms and conditions set forth in the offer. Should Tenant fail to communicate to Landlord its intention with respect to Tenant's first right of refusal within the aforesaid five (5) business day period, it shall be conclusively presumed that Tenant is not exercising its first right of refusal to lease said space and Landlord shall be at liberty to lease the space under the terms set forth in the offer. If for any reason the space is not leased under the terms and conditions of the offer, then Tenant shall have the continuing right of first refusal with respect to any such other offer.

LANDLORD  /s/  Richard Bartolacci            TENANT    /s/ David Van Allen
        --------------------------------           -----------------------------

                           OPERATING EXPENSE ADDENDUM

          ATTACHED TO and made a part of the Commercial Lease Agreement made the 22 day of July, 1998, by and between RB ASSOCIATES, Landlord, and YOU TOOLS CORPORATION, D/B/A FASTNET, Tenant.

          35. PAYMENT. Tenant shall pay to Landlord an Operating Expense Allowance of [*] Dollars, per year in equal monthly installments of [*] Dollars, the first of which shall be payable upon execution of this Lease. If the term of this Lease commences other than on the first day of a month, then the Operating Expense Allowance for the first month of the term of this Lease shall be adjusted proportionately, and the aforesaid first installment paid by Tenant upon the execution of this Lease shall be initially applied to the first partial month and the balance to the succeeding month.

          If Landlord's Operating Expense for any Operating Year shall be greater than the total Operating Expense Allowance for such year, Tenant shall pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of the difference (the amount of Tenant's Proportionate Share of such difference is hereinafter referred to as the "Operating Expense Adjustment'). If Tenant occupies the demised premises or a portion thereof for less than a full Operating Year, the Operating Expense Adjustment will be calculated in proportion to the amount of time in such Operating Year that Tenant occupied the demised premises.

          Such Operating Expense Adjustment shall be paid in the following manner: Within one hundred twenty days (120) following the end of the first and each succeeding Operating Year, Landlord shall furnish to Tenant an Operating Expense Statement setting forth (a) the Operating Expense for the preceding Operating Year; (B) the Operating Expense Allowance; and (c) Tenant's Operating Expense Adjustment for such Operating Year. Within fifteen (15) days following receipt of such Operating Expense Statement (the "Expense Adjustment Date") Tenant shall pay to Landlord as additional rent the Operating Expense Adjustment for such Operating Year.

          Commencing with the first month of the second Operating Year, Tenant shall pay to Landlord, in addition to the Operating Expense Allowance, on account of the Operating Expense Adjustment for such Operating Year, monthly installments in advance equal to one-twelfth (1/12) of the estimated Operating Expense Adjustment for such Operating year. On the next succeeding Expense Adjustment Date, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the installments paid on account of the preceding year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year.

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

     As used in this Addendum, the following words and terms shall be defined as hereinafter set forth:

          A. "Operating Year" shall mean each calendar year, or other period of twelve (12) months as hereinafter may be adopted by Landlord as its fiscal year, occurring during the term of the Lease.

          B. "Operating Expense Allowance" shall mean and equal the monthly amount hereinabove set forth.

          C. "Operating Expense Statement" shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (i) the Operating Expense for the preceding Operating Year; (ii) the Operating Expense Allowance; and
(iii) the Tenant's Operating Expense Adjustment for such Operating Year or portion thereof. The Operating Expense Statement for each Operating Year and all supporting and related invoices, costs and documentation shall be available for inspection by Tenant at Landlord's office during normal business hours.

          D. "Operating Expense" shall mean the following expenses incurred by the landlord in connection with the operation, repair and maintenance of the demised premises, the building of which it is a part and the land on which it is located: (i) Real estate taxes and other taxes or charges levied in lieu of such taxes, general and special public assessments, charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation, taxes on the rentals of the building in which the demised premises are located or the use, occupancy or renting of space therein; (ii) premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the building of which the demised premises are a part and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may be required by Landlord or the holder of any mortgage; (iii) water and sewer service charges, electricity, heat and other utility charges not separately metered to tenants in the building of which the demised premises are a part; (iv) all maintenance and repair costs to all areas of the building in which the demised premises are located, including repairs and replacements of supplies and equipment, snow and trash removal and paving, lawn and general grounds upkeep, maintenance and repair of all mechanical equipment such as standard HVAC, elevators, electrical and plumbing equipment, and the costs of all labor, materials and supplies incidental thereto; except that Tenant shall not be required to reimburse Landlord for non-reimbursable capital repairs unless the repairs were caused by the Tenant's negligence, excessive use above and beyond design capacity or if the design criteria provided by Tenant prove not to be adequate; (v) management fees payable to the managing agent for the demised premises, if any, and if there shall be no managing agent or if the managing agent is a company affiliated with the Landlord, the management fees that would customarily be charged for the management of the building in which the demised premises are located by an independent first class managing agent in the Philadelphia suburban area; (vi) any and all other expenditures of Landlord incurred in connection with the operation, repair or maintenance of the demised premises and the building or land within which they are located which are properly expensed in accordance with generally accepted accounting principles consistently applied in the operation, maintenance and repair of a first class office/industrial building facility. Tenant to pay for trash removal. Landlord reserves the right to separately meter water and sewer used by Tenant within the demised premises and charge Tenant directly for those services, in which event those items shall no longer be included in the definition of "Operating Expenses" and shall be paid separately by Tenant.

          The term "Operating Expense" shall not include depreciation on the building or equipment therein, interest, net income, franchise or capital stock taxes payable by Landlord, executive salaries, real estate broker's commissions or the cost of services provided especially for any particular tenant at such Tenant's expense and not uniformly available to all tenants within the building of which the demised premises are a part.

          E. "Tenant's Proportionate Share" shall be [*] which is equivalent to a fraction [*].

          36. FINAL YEAR OF LEASE TERM. During the calendar year in which the term of this Lease ends, Landlord shall have the right to submit to Tenant a statement of Landlord's reasonable estimate of the Operating Expense Adjustment during the period (the "Final Period") beginning on the first day of the final Operating Year of the term or, if later, the date of the immediately preceding Operating Expense Adjustment, and ending on the final day of the term of this Lease. Upon the earlier to occur of the thirtieth (30th) day following Tenant's receipt of such statement or the final day of the term of this Lease, Tenant shall pay to Landlord said estimated Operating Expense Adjustment minus the total amount of payments previously made by Tenant pursuant to Section 1 above during the final period. If requested by Tenant, Landlord shall submit to Tenant a statement setting forth the actual amount of said Operating Expense Adjustment after Landlord's final calculation of same, and within fifteen (15) days after Tenant's receipt of such statement, Tenant shall pay to Landlord any deficiency, or, as the case may be, Landlord shall refund to Tenant any overpayment occasioned by Tenant's payment of the aforesaid estimate.

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed the day and year first above written.

WITNESS:                    RB ASSOCIATES, A PENNSYLVANIA PARTNERSHIP, LANDLORD

                            BY:  /s/  Richard Bartolacci
-------------                  -------------------------------------------
                            RICHARD BARTOLACCI, PARTNER

ATTEST:                     YOU TOOLS CORPORATION, D/B/A FASTNET,TENANT

BY:  /s/ Rafe Scheinblum    BY:   /s/ David Van Allen
   ----------------------      -------------------------------------------
     SECRETARY              DAVID VAN ALLEN, PRESIDENT

                                     SECOND

                     ADDENDUM TO COMMERCIAL LEASE AGREEMENT

     WHEREAS, RB ASSOCIATES, a Pennsylvania Partnership, of Two Courtney Place, Suite 140, 3864 Courtney Street, Bethlehem, Pennsylvania 18017 (hereinafter called "Landlord") and FASTNET CORPORATION a Corporation with offices at Two Courtney Place, Suite 130, 3864 Courtney Street, Bethlehem, Pennsylvania 18017 (hereinafter called "Tenant") entered into a Commercial Lease Agreement dated July 22, 1998 (hereinafter referred to as the "Commercial Lease Agreement") and Addendum to Commercial Lease Agreement dated August 8, 1999 (hereinafter referred to as the "First Addendum"); and

     WHEREAS, the Landlord desires to rent and Tenant desires to lease an additional amount of warehouse and office space which consists of approximately 19,941 square feet located at Courtney I, Suite 150, 3894 Courtney Street, Bethlehem, Pennsylvania 18017 (hereinafter referred to as the "Second Additional Space") in addition to the approximately 26,470 square feet currently being leased by Tenant from Landlord pursuant to the Commercial Lease Agreement and the First Addendum; and

     WHEREAS, Tenant and Landlord agree that the terms and conditions for the lease of the Second Additional Space shall be the same as the Commercial Lease Agreement except as specifically provided to the contrary in this Second Addendum to the Commercial Lease Agreement; and

     WHEREAS, the Landlord and the Tenant hereby agree to amend Section 2. LICENSES, PERMITS, ETC., Section 6. NEGATIVE COVENANTS OF TENANT., Section 10. SERVICES. and Section 32. IMPROVEMENTS. of the Commercial Lease Agreement as specifically stated herein; and

     WHEREAS, the Landlord and the Tenant hereby agree to the payment of a Security Deposit by Tenant to Landlord as specifically stated herein; and

     WHEREAS, the Landlord and the Tenant hereby agree to amend the "Operating Expense Allowance" and the "Tenant's Proportionate Share" in the Operating Expense Addendum attached to and made a part of the Commercial Lease Agreement as specifically stated herein;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereby agree that the Commercial Lease Agreement is amended as follows:

1. The following rental terms for the Second Additional Space shall be added to and paid in addition to the rental payments provided in Section 1. TERM, MINIMUM RENTAL of the Commercial Lease Agreement and First Addendum:

     Landlord hereby demises and lets unto Tenant all that certain warehouse and office space comprised of approximately 19,941 square feet known as Internet Unlimited located at Courtney I, Suite 150, 3894 Courtney Street, Bethlehem, Pennsylvania 18017 to be used and occupied for the same purposes and uses and all other related purposes and uses as provided in the Commercial Lease Agreement as lawful warehousing and office space for Tenant's business for the term of six (6) years to commence on or before September 1,

     1999 and terminating on the thirty-first (31st) day of August, 2005 as follows:

          (a) Tenant shall pay rent on the basis [*] Dollars per square foot for a base rent for the first seven (7) months of occupancy payable in equal monthly payments [*] Dollars with the first month's rent payable on September 1, 1999 and monthly thereafter on the first (1st) day of each month until March 31, 2000; and

          (b) Tenant shall pay rent on the basis of [*] Dollars per square foot for a base rent for the next five (5) months of occupancy payable in equal monthly payments of [*] Dollars with the first month's rent payable on April 1, 2000 and monthly thereafter on the first (1st) day of each month until August 31, 2000; and

          (c) Tenant shall pay rent on the basis [*] Dollars per square foot for a base rent for the next seven (7) months of occupancy payable in equal monthly payments [*] Dollars with the first month's rent payable on September 1, 2000 and monthly thereafter on the first (1st) day of each month until March 31, 2001; and

          (d) Tenant shall pay rent on the basis [*] Dollars per square foot for a base rent for the next five (5) months of occupancy payable in equal monthly payments of [*] Dollars with the first month's rent payable on April 1, 2001 and monthly thereafter on the first (1st) day of each month until August 31, 2001; and

          (e) Tenant shall pay rent on the basis [*] Dollars per square foot for a base rent for the next seven (7) months of occupancy payable in equal monthly payments of [*] Dollars

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

with the first month's rent payable on September 1, 2001 and monthly thereafter on the first (1st) day of each month until March 31, 2002; and

          (f) Tenant shall pay rent on the basis [*] Dollars per square foot for a base rent for the next five (5) months of occupancy payable in equal monthly payments of [*] Dollars with the first month's rent payable on April 1, 2002 and monthly thereafter on the first (1st) day of each month until August 31, 2002; and

          (g) Tenant shall pay rent on the basis of [*] Dollars per square foot for a base rent for the next seven (7) months of occupancy payable in equal monthly payments of [*] Dollars with the first month's rent payable on September 1, 2002 and monthly thereafter on the first (1st) day of each month until March 3 1, 2003; and

          (h) Tenant shall pay rent on the basis [*] Dollars per square foot for a base rent for the next five (5) months of occupancy payable in equal monthly payments of [*] Dollars with the first month's rent payable on April 1, 2003 and monthly thereafter on the first (1st) day of each month until August 31, 2003; and

          (i) Tenant shall pay rent on the basis of [*] Dollars per square foot for a base rent for the next seven (7) months of occupancy payable in equal monthly payments of [*] Dollars with the first month's rent payable on September 1, 2003 and monthly thereafter on the first (lst) day of each month until March 31, 2004; and

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

          (j) Tenant shall pay rent on the basis of [*] Dollars per square foot for a base rent for the next five (5) months of occupancy payable in equal monthly payments of [*] Dollars with the first month's rent payable on April 1, 2004 and monthly thereafter on the first (1st) day of each month until August 31, 2004; and

          (k) Tenant shall pay rent on the basis of [*] Dollars per square foot for a base rent for the next seven (7) months of occupancy payable in equal monthly payments [*] Dollars with the first month's rent payable on September 1, 2004 and monthly thereafter on the first (1st) day of each month until March 31, 2005; and

          (l) Tenant shall pay rent on the basis of [*] Dollars per square foot for a base rent for the next five (5) months of occupancy payable in equal monthly payments of [*] Dollars with the first month's rent payable on April 1, 2005 and monthly thereafter on the first (1st) day of each month until August 31, 2005.

Section 2. LICENSES, PERMITS, ETC. of the Commercial Lease Agreement shall be deleted in its entirety but only as far as pertaining to the Second Additional Space is concerned and the following Section 2. LICENSES, BUILDING PERMITS, CERTIFICATES OF OCCUPANC.Y ETC. shall be inserted in place thereof-.

2. LICENSES, BUILDING PERMITS, CERTIFICATES OF OCCUPANCY, ETC. Tenant shall be solely responsible for obtaining all necessary licenses, building permits and certificates of occupancy and comply with all zoning and any other ordinances with Hanover

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

Township as well as any other local, state, and/or federal laws, rules and regulations which may apply to the construction of the improvements to be made to the Second Additional Space. Landlord will cooperate with Tenant in obtaining these permits and approvals. Landlord has no knowledge of any conditions relating to the leased space which would prevent Tenant from obtaining any and all required approvals for its business. Landlord will timely submit upon receipt from Tenant any drawings to Hanover Township and obtain the initial building permits required and applicable to the Second Additional Space at Tenant's expense.

3. Paragraph (B) of Section 6. NEGATIVE COVENANTS OF TENANT. of the Commercial Lease Agreement shall be deleted in its entirety but only as far as pertaining to the econd Additional Space is concerned and the following paragraph (B) of
Section 6. NEGATIVE COVENANTS OF TENANT. shall be inserted in place thereof:

          (B) Make any alterations, improvements, or additions to the Second Additional Space without the Landlord's consent, which will not be unreasonably withheld. Specifically, Landlord understands that there will be improvements made to the Second Additional Space prior to Tenant's occupancy, however Tenant shall not commence construction of any improvements without first obtaining written approval of the Landlord as described in Section 32.(A) of the Second Addendum of this Lease found at paragraph 5. below. Any and all alterations, improvements, additions or fixtures installed before or during the term of this Lease, shall become and remain the property of the Landlord if they become fixtures; however, all computer communications, and/or internet related equipment and/or related fixtures may be removed by Tenant if it is removed by the time the Tenant vacates the Second Additional Space and provided, in the case of computer, Internet and/or communication fixtures, the Leased Space is not damaged and/or is reasonably restored.

4. Section 10. SERVICES. of the Commercial Lease Agreement shall be deleted in its entirety but only as far as pertaining to the Second Additional Space is concerned and the following Section 10. SERVICES. shall be inserted in place thereof:

     10. SERVICES. The following services and facilities shall be supplied by Landlord to Tenant in connection with Tenant's use of the Second Additional Space, in common with other tenants of the building of which the Second Additional Space is a part:

          (A) Landlord shall supply the Second Additional Space with electric service for heat, air conditioning, lighting and power to operate business machines and equipment. Landlord shall furnish and install a meter for measuring Tenant's electric usage in the Second Additional Space and Tenant shall pay utility company direct for such usage in the Second Additional Space. Landlord shall, at its expense, repair and maintain standard building equipment used to furnish power to the Second Additional Space which shall be reimbursed according to the Operating Expense Addendum attached to the Commercial Lease Agreement except as modified by this Second Addendum.

          (B) Providing Landlord is not grossly negligent, Landlord shall have no responsibility or liability to Tenant, nor shall there be any abatement in the said rent for any failure to supply any of said services and facilities that Landlord has agreed to supply hereunder during such period as the services and facilities are out of order, undergoing repair as a direct and necessary result of labor disorders, strikes, accidents or other causes beyond Landlord's control, In case of emergency which is not in Landlord's control or because of labor disturbances, strikes, accidents or causes beyond Landlord's control, Landlord may do so for the period necessary and required and if so there shall not be any abatement in rent or other liability to Tenant. However, Landlord acknowledges and understands the importance of uninterrupted utility services to Tenant and agrees to exercise due diligence to maintain such uninterrupted service if within the Landlord's control and, furthermore, to attempt to notify Tenant in advance, if practicable, of any such anticipated interruption.

5. Section 32. IMPROVEMENTS. of the Commercial Lease Agreement shall be deleted in its entirety but only as far as pertaining to the Second Additional Space is concerned and the following Section 32. IMPROVEMENTS. shall be inserted in place thereof:

     32. IMPROVEMENTS. Tenant represents that all improvements to the Second Additional Space shall be completed by Tenant within a reasonable time and Tenant will occupy the Second Additional Space on or before December 31, 1999. Tenant further agrees that:

          (A) Any and all improvements as to the Second Additional Space shall be constructed at the sole cost and expense of Tenant. Before starting any structural construction whatsoever, Tenant must obtain Landlord's written approval of all building plans, blueprints, contractors to be used and building, roof and floor penetrations and any changes made thereto after approval by Landlord or during construction which approval shall not be unreasonably withheld if the proposed improvements are reasonably related and appropriate to Tenant's business. In particular, Tenant agrees that Tenant shall use the following contractors for all initial construction work competitively priced and performed in the area of their specialty: Centimark for all roof work, Baron Welding Fabricators for curb cuts and Seip for HVAC work excluding specialty air-conditioning work. Further, Landlord shall have thirty (30) days from receipt by Landlord in writing from Tenant of all complete building plans, blueprints, contractors to be used and a detailed plan of all building, roof and floor penetrations prior to Landlord's giving its approval or rejection and prior to Tenant beginning any construction. Landlord shall have ten (10) days from receipt by Landlord in writing from Tenant of any changes made during construction to approve or reject any such changes; and

          (B) Prior to any contractor providing any work on the Second Additional Space, the contractor shall have executed a Stipulation versus Liens in form satisfactory to Landlord and cause it to be filed with the Office of the Northampton County Prothonotary at Easton, Pennsylvania; and

          (C) Tenant shall provide to Landlord evidence that each contractor has at all times adequate workmen's compensation insurance and general liability insurance with companies, coverages and dollar limits satisfactory to Landlord with Landlord named as an additional insured, together with a certificate from the insurer to the effect that such insurance may not be canceled or substantially modified without at least thirty (30) days prior written notice to Landlord.

6. Tenant shall pay to Landlord a security deposit consisting of one (1) month's rent for the Second Additional Space of [*] Dollars upon signing this Second Addendum which shall be

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

returned within thirty (30) days after the end of the term described herein in
Section I of this Second Addendum. This security deposit shall not be used as the last month's rent by Tenant and shall be held without interest by Landlord as security for damages to the Second Additional Space and as security for any violation of the lease by Tenant.

7. Section 1. PAYMENT. of the Operating Expense Addendum of the Commercial Lease Agreement shall be amended and the following payment for the Second Additional Space shall be added to and paid in addition to the payment described in the First Addendum:

     Tenant shall also pay to Landlord an additional Operating Expense Allowance of [*] Dollars, per year in equal monthly installments of [*] Dollars for the Second Additional Space leased in the Second Addendum to Commercial Lease Agreement.

8. Section 1.E. of the Operating Expense Addendum of the Commercial Lease Agreement shall be amended and the following shall be added to the 'Tenant's Proportionate Share' as described in the First Addendum:

     "`Tenant's Proportionate Share' shall be 36.89% which is equivalent to a fraction for the Second Additional Space leased in Courtney I in the Second Addendum to Commercial Lease Agreement."

     In all other respects, the Commercial Lease Agreement and the First Addendum are hereby ratified and affirmed.

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Addendum to be executed as of this 1st day of September, 1999.

 WITNESS:                             RB ASSOCIATES, A PENNSYLVANIA PARTNERSHIP

                                      BY  /S/ RICHARD BARTOLACCI          (SEAL)
--------------------------------        ----------------------------------
                                      RICHARD BARTOLACCI, PARTNER       LANDLORD

 ATTEST:                              FASTNET CORPORATION

  /s/  Stanley F. Bielicki  BY:       BY  /S/ DAVID VANALLEN            (SEAL)
-------------------------------       ------------------------------------
                                      DAVID VAN ALLEN, PRESIDENT         TENANT

                       ADDENDUM TO COMMERCIAL LEASE AGREEMENT

     WHEREAS, RB ASSOCIATES, a Pennsylvania Partnership, of Two Courtney Place, Suite 140, 3864 Courtney Street, Bethlehem, Pennsylvania 18017 (hereinafter called "LANDLORD") and FASTNET CORPORATION, a corporation with offices at Two Courtney Place, Suite 130, 3864 Courtney Street, Bethlehem, Pennsylvania 18017 (hereinafter called "TENANT") entered into a Commercial Lease Agreement dated July 22, 1998 (hereinafter referred to as the "Commercial Lease Agreement"); and

     WHEREAS, the Landlord desires to rend and Tenant desires to lease an additional amount of warehouse and office space which consists of approximately 15,415 square feet located at Courtney II, Suite 130, 3864 Courtney Street, Bethlehem, Pennsylvania 18017 (hereinafter referred to as the "Additional Space") in addition to the approximately 11,055 square feet currently being leased by Tenant from Landlord pursuant to the Commercial Lease Agreement; and

     WHEREAS, Tenant and Landlord agree that the terms and conditions for the lease of the Additional Space shall be the same as the Commercial Lease Agreement except as specifically provided to the contrary in this Addendum to the Commercial Lease Agreement;

     WHEREAS, the Landlord and the Tenant hereby agree to amend Section 2. LICENSES, PERMITS, ETC., Section 6 NEGATIVE COVENANTS OF TENANT, Section 10. SERVICES. and Section 31. IMPROVEMENTS. of the Commercial Lease Agreement as specifically stated herein; and

     WHEREAS, the Landlord and the Tenant hereby agree to the payment of a Security Deposit by Tenant to Landlord as specifically stated herein; and

     WHEREAS, the Landlord and the Tenant hereby agree to amend the "Operating Expanse Allowance" and the "Tenant's Proportionate Share" in the Operating Expense Addendum attached to and made a part of the Commercial Lease Agreement as specifically stated herein;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereby agree that the Commercial Lease Agreement is amended as follows:

1. The following rental terms for the Additional Space shall be added to and paid in addition to the rent provided in Section 1. TERM, MINIMUM RENTAL, of the Commercial Lease Agreement:

     Landlord hereby demises and lets unto Tenant all that certain warehouse space comprised of approximately 15,415 square feet adjoining and adjacent to the first floor of the building known as the Additional Space of Courtney II, Suite 130, 3864 Courtney Street, Bethlehem, Pennsylvania 19017 to be used as provided in the Lease dated July 22, 1998 as lawful warehousing space for Tenant's business for the term of six (6) years to commence on or before June 1, 1999 and terminating on the thirty-first
     (31st) day of August 2005 as follows:

        (a) Tenant shall pay rent on the basis of [*] Dollars per square foot for a base rent for the first year of occupancy payable in equal monthly payments of [*] Dollars with the first month's rent prorated based on Tenant's occupancy date and monthly thereafter on the first (1st) day of each month until May 31, 2000; and

        (b) Tenant's second year of occupancy shall commence at the rate of [*] Dollars per square foot for a base rent for the second year of occupancy in the amount of [*] Dollars payable in twelve (12) equal monthly payments of [*] Dollars with the first rent of the second year of the term commencing and payable on June 1, 2000; and

        (c) Tenant's third year of occupancy shall commence at the rate of [*] Dollars per square foot for a base rent for the third year of occupancy in the amount of [*] Dollars payable in twelve (12) equal monthly payments of [*] Dollars with the first rent of the third year of the term commencing and payable on June 1, 2001;and

        (d) Tenant's fourth year of occupancy shall commence at the rate of [*] Dollars per square foot for a base rent for the fourth year of occupancy in the amount of [*] Dollars payable in twelve (12) equal monthly payments of [*] Dollars with the first rent of the fourth year of the term commencing and payable on June 1, 2002; and

        (e) Tenant's fifth year of occupancy shall commence at the rate of [*] Dollars per square foot for a base rent for the fifth year of occupancy in the amount of [*] Dollars payable in twelve (12) equal monthly payments of [*] Dollars with the first rent of the fifth year of the term commencing and payable on June 1, 2003; and

        (f) the base rent for the Tenant's sixth year of occupancy June 1, 2004 to August 31, 2005 shall be the same as the base rent for the Tenant's fifth year of occupancy.

2. Section 2. LICENSES, PERMITS, ETC. of the Commercial Lease Agreement shall be deleted in its entirety but only as far as pertaining to the Additional Space is concerned and the following Section 2. LICENSES, BUILDING PERMITS, CERTIFICATES OF OCCUPANCY, ETC. shall be inserted in place thereof:

2. LICENSES, BUILDING PERMITS, CERTIFICATES OF OCCUPANCY, ETC. Tenant shall be solely responsible for obtaining all necessary licenses, building permits and certificates of occupancy and comply with all zoning and any other ordinances with Hanover Township as well as any other local, state and/or federal laws, rules and regulations which may apply to the construction of the improvements to be made to the Additional Space. Landlord will cooperate with Tenant in obtaining these permits and approvals. Landlord has no knowledge of any conditions relating to the lease space which would prevent Tenant from obtaining any and all

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

required approvals for its business. Landlord will timely submit upon receipt from Tenant any drawings to Hanover Township and obtain the initial building permits required and applicable to the Additional Space at Tenant's expense.

3. Paragraph (B) of Section 6. NEGATIVE COVENANTS OF TENANT. of the Commercial Lease Agreement shall be deleted in its entirety but only as far as pertaining to the Additional Space is concerned and the following paragraph (B) of Section
6. NEGATIVE COVENANTS OF TENANT. shall be inserted in place thereof:

     (B) Make any alterations, improvements, or additions to the Additional Space without Landlord's consent, which will not be unreasonably withheld. Specifically, Landlord understands that there will be improvements made to the Additional Space prior to Tenant's occupancy, however, Tenant shall not commence construction of any improvements without first obtaining written approval of the Landlord as described in Section 32.(A) of the Addendum of this Lease found at paragraph 5, below. Any and all alterations, improvements, additions or fixtures installed before or during the term of this Lease, shall become and remain the property of the Landlord if they become fixtures; however, all computer communications, and/or internet related equipment and/or related fixtures may be removed by Tenant if it is removed by the time Tenant vacates the Additional Space and provided, in the case of computer, internet and/or communication fixtures, the Leased Space is not damaged and/or is reasonably restored.

4. Section 10. SERVICES. of the Commercial Lease Agreement shall be deleted in its entirety but only as far as pertaining to the Additional Space is concerned and the following Section 10. SERVICES. shall be inserted in place thereof:

     10. SERVICES. The following services and facilities shall be supplied by Landlord to tenant in connection with Tenant's use of the Additional Space, in common with other tenants of the building of which the Additional Space is a part:

        (A) Landlord shall supply the Additional Space with electric service for heat, air conditioning, lighting and power to operate business machines and equipment. Landlord shall furnish and install a meter for measuring Tenant's electric usage in the Additional Space and Tenant shall pay utility company direct for such usage in the Additional Space. Landlord shall, at its expense, repair and maintain standard building equipment used to furnish power to the Additional Space which shall be reimbursed according to the Operating Expense Addendum attached to the Commercial Lease Agreement except as modified by this Addendum.

        (B) Providing Landlord is not grossly negligent, Landlord shall have no responsibility or liability to Tenant, nor shall there be any abatement in the said rent for any failure to supply any of said services and facilities that Landlord has agreed to supply hereunder during such period as the services and facilities are out of order, undergoing repair as a direct and unnecessary result of labor disorders, strikes, accidents or other causes beyond Landlord's control. In case of emergency which is not in Landlord's control or because of labor disturbances, strikes, accidents or causes beyond Landlord's control, Landlord may do so for the period necessary and required and if so there shall not be any abatement in rent or other liability to Tenant. However, Landlord acknowledges and understands the importance of uninterrupted utility services to Tenant and agrees to exercise due diligence to maintain such uninterrupted service if within the Landlord's control and, furthermore, to attempt to notify Tenant in advance, if practicable, of any such anticipated interruption.

5. Section 32. IMPROVEMENTS. of the Commercial Lease Agreement shall be deleted in its entirety but only as far as pertaining to the Additional Space is concerned and the following Section 32. IMPROVEMENTS. shall be inserted in place thereof:

     32. IMPROVEMENTS. Tenant represents that all improvements to the Additional Space shall be completed by Tenant within a reasonable time and Tenant will occupy the Additional Space on or before June 1, 1999. Tenant further agrees that:

        (A) Any and all improvements as the Additional Space shall be constructed at the sole cost and expense of Tenant. Before starting any structural construction whatsoever, Tenant must obtain Landlord's written approval of all building plans, blueprints, contractors to be used and building, roof and floor penetrations and any changes made thereto after approval by Landlord or during construction which approval shall not be unreasonably withheld if the proposed improvements are reasonably related and appropriate to Tenant's business. In particular, Tenant agrees that Tenant shall use the following contractors for all initial construction work competitively priced and performed in the area of their specialty:
     Centimark for all roof work, Baron Welding Fabricators for curb cuts and Seip for HVAC work excluding specialty air-conditioning work. Further, Landlord shall have thirty (30) day from receipt by Landlord in writing from Tenant of all complete building plans, blueprints, contractors to be used and a detailed plan of all building, roof and floor penetrations prior to Landlord's giving its approval or rejection and prior to Tenant beginning any construction. Landlord shall have ten (10) days form receipt by Landlord in writing from Tenant of any changes made during construction to approve or reject any such changes; and

        (B) Prior to any contractor providing any work on the Additional Space, the contractor shall have executed a Stipulation versus Liens in form satisfactory to Landlord and cause it to be filed with the Office of the Northampton County Prothonotary at Easton, Pennsylvania; and

        (C) Tenant shall provide to Landlord evidence that each contractor has at all time adequate workmen's compensation insurance and general liability insurance with companies, coverages and dollar limits satisfactory to Landlord with Landlord named as addition insured, together with a certificate form the insurer to the effect that such insurance may not be canceled or substantially modified without at least thirty (30) days prior written notice to Landlord.

6. Tenant shall pay to Landlord a security deposit consisting of one (1) month's rent for the Additional Space of [*] Dollars upon signing this Addendum which shall be returned within thirty (30) days after the end of the term described herein in Section 1 of this Addendum. This security deposit shall not be used as the last month's rent by Tenant and shall be held without interest by Landlord as security for damages to the Additional Space and as security for any violation of the lease by Tenant.

7. Section 1. PAYMENT. of the Operating Expense Addendum to the Commercial Lease Agreement which provides "Tenant shall pay to Landlord an Operating Expense Allowance of [*] Dollars, per year in equal monthly installments of [*] Dollars," shall be deleted and instead it shall be provided that "Tenant shall pay to Landlord an Operating Expense Allowance for both the demised premises in the Commercial Lease Agreement and the Additional Space leased in this Addendum of [*] Dollars, per year in equal monthly installments of [*] Dollars,"

8. Section 1.E.of the Operating Expense Addendum to the Commercial Lease Agreement which provides `Tenant's Proportionate Share' shall be [*] which is equivalent to a fraction," shall be deleted and stead it shall be provided that " `Tenant's Proportionate Share' for both the demised premises in the Commercial Lease Agreement and the Additional Space leased in this Addendum shall be [*] which is equivalent to a fraction..."

In all other respects, the Commercial Lease Agreement dated July 22, 1998 is hereby ratified and affirmed.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed this 8 day of August, 1999.

WITNESS:                               RB ASSOCIATES, a Pennsylvania Partnership

 /s/ Donald J. Ayers                   BY:   /S/ RICHARD BARTOLACCI  (SEAL)
-----------------------------             ---------------------------
                                       RICHARD BARTOLACCI, PARTNER      LANDLORD

ATTEST:                                FASTNET CORPORATION

BY:    /s/ Stanley F. Bielicki          BY:    /S/ DAVID VAN ALLEN  (SEAL)
   --------------------------------        -------------------------
                                        DAVID VAN ALLEN, PRESIDENT

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.